POWER OF ATTORNEY

Each of the undersigned, being a person required to file a statement under Section 16(a) of the Securities Act of 1934, as amended (the “1934 Act”) and/or Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”) with respect to Church Bond Fund, a Delaware statutory trust, do hereby authorize David J. Harris, Olivia P. Adler, Richard A. Nunn, Carla Homer and Edward L. Jaroski, and each of them as his attorney-in-fact, each with power of substitution and resubstitution, (a) to execute and file  statements on Form 3, Form 4, and Form 5 as required by the 1934 Act and the 1940 Act; and (b) to take such other actions pertaining to such  statements as such attorney-in-fact may deem necessary or appropriate, hereby confirming and ratifying all actions that any such attorney-in-fact have taken or may take in reliance thereon.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney as of the date(s) indicated.

/s/ Leonard B. Melley, Jr.	Date: 2/17/17
Leonard B. Melley, Jr.

/s/ John R. Parker	Date: 2/17/17
John R. Parker

/s/ William H. Herrmann, Jr.	Date: 2/17/17
William H. Herrmann, Jr.

/s/ John M. Briggs	Date: 2/17/17
John M. Briggs

/s/ Edward L. Jaroski	Date: 2/17/17
Edward L. Jaroski